UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):     September 1, 2004

Barrier Therapeutics, Inc.

(Exact name of registrant specified in its charter)

Delaware	000-50680	22-3828030
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

600 College Road East, Suite 3200, Princeton, New Jersey 08540
(Address of principal executive offices)

(609) 945-1200
(Registrant’s telephone number, including area code)

Not Applicable
(Former name and former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Section Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12).

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240-14d-2(b)).

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c)).

Item 5.02 Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers.

     Effective September 1, 2004, in order to fill three vacancies, the Board of Directors of Barrier Therapeutics, Inc. appointed Mr. Charles Jacey, Dr. Carl Ehmann and Mr. Robert Campbell to Barrier’s Board of Directors. Mr. Jacey will serve as a Class I Director to serve for a term expiring at Barrier’s annual meeting of stockholders held in 2005; Dr. Ehmann will serve as a Class II Director to serve for a term expiring at Barrier’s annual meeting of stockholders held in 2006; and Mr. Campbell will serve as a Class III Director to serve for a term expiring at Barrier’s annual meeting of stockholders held in 2007.

     The Board of Directors expects to appoint Mr. Jacey to its audit committee at the Board’s next regularly scheduled meeting. The potential committee appointments of Dr. Ehmann and Mr. Campbell have not been determined as of September 1, 2004, the date of the filing of this Current Report on Form 8-K.

Item 7.01 Regulation FD Disclosure.

     On September 1, 2004, Barrier Therapeutics, Inc. issued a press release announcing the election of Mr. Jacey, Dr. Ehmann and Mr. Campbell to its Board of Directors. A copy of the press release is furnished herewith as Exhibit 99.1.

     The press release is not being “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, nor shall it be deemed incorporated by reference in any filing under the Securities Act of 1933, except as shall be expressly set forth by specific reference in such a filing.

Item 9.01 Financial Statements and Exhibits.

     (c) Exhibits.

          99.1 – Press release, dated September 1, 2004, announcing the election of Mr. Jacey, Dr. Ehmann and Mr. Campbell to its Board of Directors.

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

BARRIER THERAPEUTICS, INC.

Date: September 1, 2004	By:	ANNE M. VANLENT

	Name: Title:	Anne M. VanLent Executive Vice President, Chief Financial Officer and Treasurer

EXHIBIT INDEX

Exhibit No.	Exhibit Title
99.1	Press release dated September 1, 2004